Exhibit 99.1
Velo3D Announces Leadership Transition and Commencement of Strategic Business Review
DECEMBER 15, 2023
Benny Buller Steps Down as Chief Executive Officer – Will Remain on the Board of Directors
Brad Kreger, EVP of Operations has Been Appointed as Interim Chief Executive Officer
The Company has Commenced a Search for a Permanent Chief Executive Officer
CAMPBELL, Calif.--(BUSINESS WIRE)-- Velo3D, Inc. (NYSE: VLD), a leading metal additive manufacturing technology company for mission-critical parts, today announced that Benny Buller has stepped down as the company’s Chief Executive Officer at the request of the Company’s Board of Directors, effective immediately. Mr. Buller will remain a member of the Company’s Board of Directors.
“I want to thank Benny for his tireless efforts over the last nine years from founding the company to making Velo3D the technology leader in the rapidly growing additive manufacturing industry,” said Carl Bass, Chairman of the Board of Velo3D. “We are incredibly grateful to Benny for all his contributions. However, given the current environment, the Board believed a change would best position the company for future success. We look forward to continuing to benefit from Benny’s experience at the board level as we execute on our strategic technology and profitability initiatives.”
The Board of Directors has appointed Brad Kreger as Interim CEO, effective December 18, 2023 and the Company has commenced a search for a permanent CEO. Mr. Kreger has been Executive Vice President of Operations at the Company since December of 2022. Prior to Velo3D, he has held various executive positions overseeing, and rapidly scaling, manufacturing operations at a number of early and mid-stage companies including tenures at Affymetrix, Thermo Fisher Scientific, and Fluidigm Corporation.
Additionally, the Board of Directors has commenced a strategic business review process to explore alternatives in order to maximize shareholder value. Potential strategic alternatives to be explored or evaluated may include, but are not limited to, a strategic transaction, potential merger, business combination or sale. There can be no assurance that the Company’s strategic review process will result in any transaction or other strategic outcome. The company does not expect any impact on its operations or its ability to serve its customers during the review process. Velo3D remains committed to driving strategic value for its customers, employees, partners and shareholders.
Velo3D does not intend to disclose further developments on this strategic review process unless and until it determines that such disclosure is appropriate or necessary.
About Velo3D:
Velo3D is a metal 3D printing technology company. 3D printing—also known as additive manufacturing (AM)—has a unique ability to improve the way high-value metal parts are built. However, legacy metal AM has been greatly limited in its capabilities since its invention almost 30 years ago. This has prevented the technology from being used to create the most valuable and impactful parts, restricting its use to specific niches where the limitations were acceptable.
Velo3D has overcome these limitations so engineers can design and print the parts they want. The company’s solution unlocks a wide breadth of design freedom and enables customers in space exploration, aviation, power generation, energy, and semiconductor to innovate the future in their respective industries. Using Velo3D, these customers can now build mission-critical metal parts that were previously impossible to manufacture. The fully integrated solution includes the Flow print preparation software, the Sapphire family of printers, and the Assure quality control system—all of which are powered by Velo3D’s Intelligent Fusion manufacturing process. The company delivered its first Sapphire system in 2018 and has been a strategic partner to innovators such as SpaceX, Honeywell, Honda, Chromalloy, and Lam Research. Velo3D has been named as one of Fast Company’s Most Innovative Companies for 2023. For more information, please visit Velo3D.com, or follow the company on LinkedIn or Twitter.
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1996. The Company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “intend”, “plan”, “may”, “will”, “could”, “should”, “believes”, “predicts”, “potential”, “continue”, and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s strategic business review and the potential outcomes thereof and the Company’s other expectations, hopes, beliefs, intentions, or strategies for the future. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. You should carefully consider the risks and uncertainties described in the documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. The Company cautions not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.
Velo, Velo3D, Sapphire, and Intelligent Fusion, are registered trademarks of Velo3D, Inc. Without Compromise, Flow and Assure, are trademarks of Velo3D, Inc.
All Rights Reserved © Velo3D, Inc.
Media Contact:
Dan Sorensen, Senior Director of Public Relations
press@velo3d.com

Investor Relations:
Bob Okunski, VP Investor Relations
investors@velo3d.com